UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): April 24, 2008

SEAGATE TECHNOLOGY

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-31560	98-0355609
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

P.O. Box 309GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands		NA
(Address of Principal Executive Office)		(Zip Code)

Registrant’s telephone number, including area code: (345) 949-8066

NA

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On April 24, 2008, Charles C. Pope notified Seagate Technology (“Seagate”) of his intention to retire from his position as Chief Financial Officer as of August 25, 2008. Effective as of August 25, 2008, Mr. Pope will transition to the position of Executive Vice President in charge of the Seagate Services group. Mr. Pope has served as Executive Vice President and Chief Financial Officer of Seagate since 1999. From 1998 to 1999 Mr. Pope served as Senior Vice President and Chief Financial Officer. Prior to that, Mr. Pope served as Senior Vice President Finance, Storage Products from 1997 to 1998; Vice President Finance, Storage Products from 1996 to 1997; Vice President/General Manager, Media from 1994 to 1996; Vice President Finance and Treasurer from 1991 to 1994; and Vice President, Finance Far East Operations from 1989 to 1991.

(c) On April 24, 2008, the Board of Directors of Seagate Technology appointed Patrick J. O’Malley to serve as Executive Vice President and Chief Financial Officer of Seagate, effective as of August 25, 2008. Mr. O’Malley is currently serving as Senior Vice President, Finance, Principal Accounting Officer and Treasurer of Seagate, a position he has held since October 2006. Mr. O’Malley joined Seagate’s finance organization as a Finance Manager in March 1988, reaching the position of Senior Vice President, Finance in November 1999. From January 2004 to October 2005, Mr. O’Malley undertook the role of Senior Vice President, Consumer Electronics in the sales and marketing organization. From October 2005 to October 2006, Mr. O’Malley returned to the finance organization as Senior Vice President, Finance, and was responsible for supporting the sales and marketing organization in all finance matters. Upon commencement of his service as Executive Vice President and Chief Financial Officer, Mr. O’Malley’s annual base salary will be $490,000, with a bonus opportunity of 100% of his base salary.

A copy of the press release announcing these developments is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1.	Press Release issued by Seagate Technology on April 28, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEAGATE TECHNOLOGY

Date: April 29, 2008	By:	/s/ Kenneth M. Massaroni
		Name:	Kenneth M. Massaroni
		Title:	Senior Vice President and General Counsel

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